                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                October 20, 1998
                         -------------------------------
                        (Date of earliest event reported)


                        Capital One Financial Corporation
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       1-13300                     54-1719854
-----------------------          -----------------          --------------------
(State of incorporation          (Commission File               (IRS Employer
    or organization)                  Number)                Identification No.)



2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                                  22042
---------------------------------------                              -----------
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (703) 205-1000


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Item 5.  Other Events.
         ------------


         (a)      See attached press release.


         (b)      Cautionary Factors

         The attached press release contains forward looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; the ability of the Company and its suppliers to successfully address Year 2000 compliance issues; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1997 (Part I, Item 1, Cautionary Statements).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

        99.1.     Press Release of the Company dated October 20, 1998.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CAPITAL ONE FINANCIAL CORPORATION

Dated:  October 20, 1998         By:     /s/ John G. Finneran, Jr.
                                         -------------------------------------
                                         John G. Finneran, Jr.
                                         Senior Vice President, General Counsel
                                         and Corporate Secretary

                                  EXHIBIT INDEX





            99.1 Press Release of the Company dated October 20, 1998.

                                  Exhibit 99.1

                            [CAPITAL ONE LETTERHEAD]




EMBARGOED UNITL 4:00 pm   Contact: Paul Paquin             Sam Wang
-----------------------            VP, Investor Relations  Dir., Media Relations
October 20, 1998                   703-205-1039            703-205-1180



                Capital One 1999 Earnings to Exceed Expectations

Falls Church, Va. (October 20, 1998) - Capital One Financial Corporation today announced it expects earnings for the year ending December 31, 1999, to exceed analysts' current expectations. The Company expects to report earnings per share (diluted) for the full year (1999) that will be approximately 30 percent higher than 1998. This is above the Company's long-term objective of 20 percent annual earnings growth.

         "We're on a very impressive growth trajectory," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer, in announcing this 1999 goal. "Capital One's strategic marketing is leading to record growth in product innovations, customers and earnings. At the same time, our conservative risk management coupled with a more favorable credit environment is resulting in record improvements in credit quality."

         The Company cautioned, however, that its current expectations for l999 earnings are forward-looking statements and actual results could differ materially from current expectations due to a number of factors including: continued intense competition; the Company's ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and delinquencies.*

         Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 14.9 million customers and $16.3 billion in managed loans outstanding as of September 30, 1998, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index.

                                       ###

[*NOTE: A discussion of these and other factors can be found in Capital One's reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1997 (Part I, Item 1, Cautionary Statements).]